FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1




                           CINERGY CORP. CONSOLIDATED







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:

 Pro forma adjustments are not included with the following financial statements since the authorization requested herein does not have a material effect on the components of the financial statements presented.

                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                              AT SEPTEMBER 30, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS


Current Assets

  Cash and temporary cash investments                      $    78,826
  Restricted deposits                                            1,531
  Notes receivable                                                  71
  Accounts receivable less accumulated provision
    for doubtful accounts of $20,689 at September
    30, 1998                                                   832,766
  Materials, supplies, and fuel - at average cost              189,300
  Prepayments and other                                         56,368
                                                           -----------
                                                             1,158,862

Utility Plant - Original Cost
  In service
    Electric                                                 9,102,204
    Gas                                                        772,006
    Common                                                     185,896
                                                            10,060,106
  Accumulated depreciation                                   3,982,686
                                                             6,077,420
  Construction work in progress                                226,362
      Total utility plant                                    6,303,782

Other Assets
  Regulatory assets                                          1,033,651
  Investments in unconsolidated subsidiaries                   502,623
  Other                                                        438,699
                                                             1,974,973

                                                           $ 9,437,617

                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                              AT SEPTEMBER 30, 1998
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities
  Accounts payable                                         $  917,760
  Accrued taxes                                               206,361
  Accrued interest                                             49,011
  Notes payable and other short-term obligations            1,185,486
  Long-term debt due within one year                          186,000
  Other                                                        98,848
                                                           ----------
                                                            2,643,466

Non-Current Liabilities
  Long-term debt                                            2,210,488
  Deferred income taxes                                     1,095,884
  Unamortized investment tax credits                          159,030
  Accrued pension and other postretirement benefit costs      305,269
  Other                                                       388,483
                                                            4,159,154

    Total liabilities                                       6,802,620

Cumulative Preferred Stock of Subsidiaries
  Not subject to mandatory redemption                          92,648

Common Stock Equity
  Common stock - $.01 par value;  authorized
  shares - 600,000,000;  outstanding
  shares - 158,547,701 at September 30, 1998                    1,585
  Paid-in capital                                           1,600,776
  Retained earnings                                           943,647
  Accumulated other comprehensive loss                         (3,659)
                                                           ----------
    Total common stock equity                               2,542,349

                                                           $9,437,617

                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                               SEPTEMBER 30, 1998
                                   (unaudited)
                    (in thousands, except per share amounts)




Operating Revenues
  Electric                                                 $4,720,684
  Gas                                                         830,318
  Other                                                        56,568
                                                            5,607,570

Operating Expenses
  Fuel and purchased and exchanged power                    2,760,717
  Gas purchased                                               608,748
  Other operation and maintenance                             991,075
  Depreciation and amortization                               318,205
  Taxes other than income taxes                               270,037
                                                           ----------
                                                            4,948,782

Operating Income                                              658,788

Equity in Earnings of Unconsolidated Subsidiaries              50,922

Other Income and (Expenses) - Net                             (18,088)

Interest                                                      240,933

Income Before Taxes                                           450,689

Income Taxes                                                  142,518

Preferred Dividend Requirements of Subsidiaries                 8,104

Net Income                                                 $  300,067

Average Common Shares Outstanding                             158,007

Earnings Per Common Share                                       $1.90

Earnings Per Common Share - Assuming Dilution                   $1.90

Dividends Declared Per Common Share                             $1.80



                                                           CINERGY CORP.
                                      CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                                                       (dollars in thousands)
                                                            (unaudited)


                                                                                 Accumulated
                                                                                    Other               Total             Total
                                      Common      Paid-in        Retained       Comprehensive        Comprehensive     Common Stock
                                      Stock       Capital        Earnings           Loss                Income            Equity


Twelve Months Ended September 30, 1998

Balance at October 1, 1997            $1,577    $1,571,527      $  923,462        $(2,487)                              $2,494,079
Comprehensive income
  Net income                                                       300,067                             $300,067            300,067
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                            (39)               (39)
    Minimum pension liability
      adjustment                                                                                         (1,133)            (1,133)
                                                                                                       --------
    Other comprehensive loss
      total                                                                        (1,172)               (1,172)
                                                                                                       --------
Comprehensive income total                                                                             $298,895
Issuance of 868,572 shares of
  common stock - net                       8        29,084                                                                  29,092
Treasury shares purchased                 (3)       (6,728)                                                                 (6,731)
Treasury shares reissued                   3         6,771                                                                   6,774
Dividends on common stock                                         (284,296)                                               (284,296)
Other                                                  122           4,414                                                   4,536
                                      ------    ----------      ----------        -------                               ----------

Balance at September 30, 1998         $1,585    $1,600,776      $  943,647        $(3,659)                              $2,542,349